Exhibit 99.1

Date: 20 December 2005

The Board of Directors

Equinix, Inc.

301 Velocity Way, 5th Floor

Foster City, CA 94404-4803

United States of America

BY COURIER & BY FAX

Fax No: (650) 513-7909

Dear Sirs,

RESIGNATION AS DIRECTOR AND CHAIRMAN OF THE BOARD

I hereby tender my resignation as Director and Chairman of the Board of Directors of Equinix, Inc. with immediate effect.

Yours Faithfully,

/s/ LEE THENG KIAT